UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

Cellectar Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-36598	04-3321804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Campus Drive, Florham Park, NJ, 07932

(Address of Principal Executive Offices) (Zip Code)

(608) 441-8120
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CLRB	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 9, 2024, Cellectar Biosciences, Inc. Board of Directors (the “Board”) concluded that the Company’s previously-issued (i) audited consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2022, contained in its Annual Reports on Form 10-K and (ii) unaudited interim condensed consolidated financial statements for the periods ending March 31, 2023, June 30, 2023, September 30, 2023, and March 31, 2024 contained in its Quarterly Reports on Form 10-Q (collectively, the “Non-Reliance Periods”), as well as its disclosures related to such financial statements, including any reports, earnings releases, and investor presentations, and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods, should no longer be relied upon due to errors in such financial statements, and therefore a restatement of these prior financial statements is required. The determination by the Board was made upon the recommendation of the Audit Committee (the “Audit Committee”) of the Board and after consultation with the Company’s management team. The Company discussed these matters with Deloitte & Touche LLP (“Deloitte”), the Company’s current independent registered accounting firm and informed Baker Tilly US, LLP (“Baker Tilly”), the Company’s former independent registered accounting firm during the relevant periods.

Subsequent to its engagement of Deloitte in July 2024 as its independent registered public accounting firm, the Company determined that it was necessary to re-evaluate the Company’s accounting treatment for the warrants that it issued as part of the financing completed in October 2022. As a result of this analysis, the Company expects that it will restate the financial statements for the Non-Reliance Periods (the “Restatement”); additionally, the Company will also assess any conclusions related to its internal controls over matters of this nature. The identification of errors is preliminary, unaudited and may be subject to change as the procedures are completed and the restated filings are prepared for the Non-Reliance Periods.

The Company anticipates delaying the filing of its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (the “Pending 10-Q”). At this time, the Company is unable to estimate the amount and effect of any required restatements of the financial statements for the Non-Reliance Periods. The Company continues to work expeditiously to conclude its analysis and complete any required restatement of its financial statements for the Non-Reliance Periods as soon as practicable.

Forward-Looking Statements

This Item 4.02 of this Current Report on Form 8-K contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation: statements related to the completion of the Company’s review of accounting matters and audit of the Company’s financial statements; the Company’s plans to file the Pending 10-Qs and a super 10-K with the restated results; expectations with respect to how the adjustments will impact the Company’s financial statements; expectations regarding whether the adjustments will impact the Company’s invoicing, cash, operations or its obligations to prior or current lenders; and the Company’s plans, objectives and intentions, that are not historical facts generally. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statement, including without limitation: the final outcome of the evaluation of accounting matters and the impact of the adjustments to the Company’s financial statements; the discovery of additional and unanticipated information during the re-evaluation and audit of the Company’s financial statements, including it evaluation of effectiveness of internal control over financial reporting; changes in assumptions regarding how the evaluation will impact the Company’s financial results; the application of accounting or tax principles in an unanticipated manner; the possibility that the Nasdaq may delist the Company’s common stock; risks related to the Company’s ability to implement and maintain effective internal control over financial reporting in the future; and the impact of these factors on the Company’s performance and outlook. See also other risks that are described in “Risk Factors” in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2023, and any subsequent reports filed with the SEC. All forward-looking statements in this Item 4.02 are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: August 9, 2024	By:	/s/ Chad J. Kolean
Chad J. Kolean
Chief Financial Officer